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                                                        June 22, 2001

First Allmerica Financial Life Insurance Company
440 Lincoln Street
Worcester, MA 01653

RE:  SEPARATE ACCOUNT IMO OF FIRST ALLMERICA FINANCIAL LIFE
     INSURANCE COMPANY

Gentlemen:

In my capacity as Assistant Vice President and Counsel of First Allmerica Financial Life Insurance Company (the "Company"), I have participated in the preparation of this Initial Registration Statement of the Separate Account IMO on Form S-6 under the Securities Act of 1933 with respect to the Company's individual flexible premium variable life insurance policies.

I am of the following opinion:

1. The Separate Account IMO is a separate account of the Company validly existing pursuant to the Masachusetts Insurance Code and the regulations issued thereunder.

2. The assets held in the Separate Account IMO equal to the reserves and other Policy liabilities of the Policies which are supported by the Separate Account IMO Account are not chargeable with liabilities arising out of any other business the Company may conduct.

3. The individual flexible premium variable life insurance policies, when issued in accordance with the Prospectuses contained in this Registration Statement and upon compliance with applicable local law, will be legal and binding obligations of the Company in accordance with their terms and when sold will be legally issued, fully paid and non-assessable.

In arriving at the foregoing opinion, I have made such examination of law and examined such records and other documents as in my judgment are necessary or appropriate.

I hereby consent to the filing of this opinion as an exhibit to this Initial Registration Statement of the Separate Account IMO on Form S-6 filed under the Securities Act of 1933 and amendment under the Investment Company Act of 1940.

                                            Very truly yours,

                                            /s/ Sheila B. St. Hilaire

                                            Sheila B. St. Hilaire
                                            Assistant Vice President and Counsel